CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85711), Form S-3 (No. 333-83497), Form S-3 (No.
33-51881),  Form S-3 (No.  33-36868),  Form S-3 (No.  333-03803),  Form S-3 (No.
333-51769),  Form S-8 (No.  2-94539),  Form  S-8 (No.  33-49693),  Form S-8 (No.
333-03057),  Form S-8 (No. 333-03055),  Form S-8 (No.  333-51595),  and Form S-4
(No. 333-74887) of National Fuel Gas Company of our report dated October 25, 1999, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.






PricewaterhouseCoopers LLP

Buffalo, New York
December 21, 1999